February 21, 2020 RE/MAX Holdings, Inc. Fourth Quarter & Full-Year 2019 Earnings Exhibit 99.2

Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: agent count; franchise sales; revenue; operating expenses; the Company’s outlook for the first quarter and full-year 2020; dividends; non-GAAP financial measures; estimated effective tax rates for 2020; housing and mortgage market conditions; economic and demographic trends; expansion of Motto Mortgage; the effectiveness of recruiting initiatives and marketing efforts; technology initiatives, including the booj technology platform and First technology, and the Company’s strategic and operating plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, (3) the Company’s ability to attract and retain quality franchisees, (4) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (7) the Company’s ability to implement its technology initiatives, and (8) fluctuations in foreign currency exchange rates, and those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Q4 2019 Highlights

Improving U.S. Agent Count, Record Quarterly Motto Mortgage Franchise Sales

Q4 2019 Operating Highlights

- U.S. agent count bounces back, increasing almost 600 agents quarter over quarter
- Record quarterly Motto Mortgage franchise sales
- Ongoing technology transformation with successful completion of booj platform and the acquisition of First and its mobile app
- Total agent count grew 6,609 agents, or 5.3%, YoY to 130,889 agents, a record
- Agent count outside the U.S. and Canada increased 16.0%
- Open Motto Mortgage offices increases 42.3% to 111 open offices

Comparisons represent Q4 2019 versus Q4 2018 unless otherwise noted

Q4 2019 Financial Highlights

- Revenue of $68.2 million
- Adjusted EBITDA[1] of $22.5 million
- Adjusted EBITDA Margin[1] of 33.0%
- Adjusted basic and diluted EPS[1] of $0.47

Comparisons represent Q4 2019 versus Q4 2018

RE/MAX

[1] Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Basic and Diluted EPS are non-GAAP measures and exclude all adjustments attributable to the non-controlling interest. See the Appendix for definitions and reconciliations of non-GAAP measures.

MOTTO MORTGAGE

3

Five Consecutive Decades of Increasing Agent Count Growth Growing Our Global Network Year-over-Year Agent Count Growth of 5.3% (+6,609 agents) +5.3% YoY +0.3% YoY (+239 agents) +16.0% YoY (+6,370 agents) December 31, 2018 December 31, 2019 +24.3k agents +30.9k agents +34.6k agents +38.8k agents As of decade ended December 31 Agent Count Change Year-over-Year

Agent Count Change in the U.S. and Canada Agents in the U.S. +1.1% (+240 Agents) -0.0% (-1 Agent) Agent Count Change Year-over-Year December 31, 2019 over December 31, 2018 Agents in the Canada

First Conversations Unlock the power of your personal network. ©2019 RE/MAX, LLC. Each Office Independently Owned  1Current First clients not affiliated with RE/MAX may remain on through their current contract’s expiration, or until the end of 2020. 1

Customized agent, office and team websites introduced New consumer real estate search app launched Remax.com website refreshed and enhanced

Revenue Motto Expansion, Global RE/MAX Agent Growth and Improving Housing Market 1Recurring revenue is comprised of Continuing franchise fees and Annual dues. For Q4 2019: Revenue increased $17.4 million primarily due to the January 1, 2019 acquisition of the Marketing Funds The expansion of Motto and an improving housing market essentially offset lower revenue caused by declining booj legacy customers and reduced average U.S. agent count Recurring revenue1 accounted for 66.6% of total revenue (excluding the Marketing Funds) in Q4 2019 vs 67.4% in Q4 2018

Selling, Operating and Administrative Expenses For Q4 2019: Selling, operating and administrative expenses represented 69.3% of total revenue (excluding the Marketing Funds) in Q4 2019 vs. 59.1% in Q4 2018 Selling, operating and administrative expenses increased primarily due to higher equity-based compensation expense, the unfavorable timing of certain annual regional events, and increased legal expenses

Continued Investment for Future Growth First Acquisition, Capital Allocation Priorities Energize Future Growth Through Organic & M&A Opportunities Acquired using on-hand cash + time-based equity awards RE/MAX agents will gain exclusive access to First’s mobile-based app at a significant discount1 Expect First to be dilutive to 2020 Adjusted EPS2 between $0.04-$0.06 per share Expect First to be accretive to 2021 Adjusted EBITDA2 and Adjusted EPS2 Acquire Independent Regions Reinvest in the business to drive future organic growth Other strategic acquisitions & partnerships Return of capital 1Current First clients not affiliated with RE/MAX may remain on through their current contract’s expiration, or until the end of 2020. 2Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Basic and Diluted EPS are non-GAAP measures and exclude all adjustments attributable to the non-controlling interest. See the Appendix for definitions and reconciliations of non-GAAP measures. Capital Allocation Priorities

Looking Ahead – Q1 2020 and FY 2020 Outlook Growing Our Network, Our Business and Our Brands For the first quarter of 2020, RE/MAX Holdings expects: Agent count to increase 4.0% to 5.0% over first quarter 2019; Revenue in a range of $68.0 million to $71.0 million (including revenue from the Marketing Funds in a range of $17.5 million to $18.5 million); and Adjusted EBITDA2 in a range of $18.0 million to $20.0 million. Q1 2020 Outlook1 Full-Year 2020 Outlook1 For the full-year 2020, RE/MAX Holdings expects: Agent count to increase 3.0% to 5.0% over full-year 2019; Revenue in a range of $285.5 million to $289.5 million (including revenue from the Marketing Funds in a range of $73.0 million to $75.0 million); and Adjusted EBITDA2 in a range of $96.0 million to $99.0 million. 1Our Outlook assumes no further currency movements, acquisitions or dispositions. 2Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Basic and Diluted EPS are non-GAAP measures and exclude all adjustments attributable to the non-controlling interest. See the Appendix for definitions and reconciliations of non-GAAP measures.

Appendix

About The RE/MAX National Housing Report Description The RE/MAX National Housing Report (the “Report”) is distributed each month on or about the 15th. The first Report was distributed in August 2008. The Report is based on MLS data in approximately 54 metropolitan areas, includes all residential property types, and is not annualized. For maximum representation, many of the largest metro areas in the country are represented, and an attempt is made to include at least one metro from each state. Metro area definitions include the specific counties established by the U.S. Government’s Office of Management and Budget, with some exceptions.   Definitions Transactions are the total number of closed residential transactions during the given month. Months Supply of Inventory is the total number of residential properties listed for sale at the end of the month (current inventory) divided by the number of sales contracts signed (pended) during the month. Where “pended” data is unavailable, this calculation is made using closed transactions. Days on Market is the number of days that pass from the time a property is listed until the property goes under contract for all residential properties sold during the month. Median Sales Price is the median of the median sales prices in each of the metro areas included in the survey. MLS data is provided by contracted data aggregators, RE/MAX brokerages and regional offices. While MLS data is believed to be accurate, it cannot be guaranteed. MLS data is constantly being updated, making any analysis a snapshot at a particular time. Every month the RE/MAX National Housing Report re-calculates the previous period’s data to ensure accuracy over time. All raw data remains the intellectual property of each local MLS organization.

Closed Transactions year over year change 10 Percent Jump in January Sales, Best Start to Year Since 2009 Source: RE/MAX National Housing Report based on January 2020 MLS data. See About The RE/MAX National Housing Report in the Appendix for Description and Definitions. Months Supply 6-months considered average, historically Median Sales Price Median of 54 metro median prices Days on Market Number of days from listing to signed contract 3.1 Jan 2020 3.6 Dec 2019 4.5 Jan 2019

Housing Starts - Single Family3,4 (Thousands) Industry Forecasts 1Source: NAR (National Association of Realtors) – Existing Home Sales, numbers presented are not seasonally adjusted; May 2014 through December 2019 2Source: NAR (National Association of Realtors) – U.S. Economic Outlook, January 2020 3Source: Fannie Mae – Economic and Strategic Research – Housing Forecast, February 2020 4Source: NAHB (National Association of Home Builders) – Housing and Interest Rate Forecast January 2020 Monthly Existing Home Sales1 (Thousands) Annual Existing Home Sales2,3 (Millions) Home Price Appreciation2,3 (YoY)

Mortgage Finance Forecasts Purchase Originations Expected to Grow, Rates to Flatten 1Source: Mortgage Bankers Association – MBA Mortgage Finance Forecast January 2020 Loan Originations1 ($’s in billions) Mortgage & Interest Rates1

Adjusted EBITDA1 ($M) Adjusted EBITDA1 Decreased 3.3% For Q4 2019: Adjusted EBITDA1 was $22.5 million for Q4 2019, a decrease of $0.8 million or 3.3% from Q4 2018. Adjusted EBITDA margin1 was 33.0% in Q4 2019 compared to 45.8% in Q4 2018 primarily due to the acquisition of the Marketing Funds. 1Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP numbers and exclude all adjustments attributable to the non-controlling interest. See the Appendix for definitions and reconciliations of non-GAAP measures. Adjusted EBITDA Margin1

Strong Balance Sheet Bolsters Ability to Reinvest and Return Capital to Shareholders Balance Sheet & Leverage Cash balance of $83.0 million on December 31, 2019, up $23.0 million from December 31, 2018 $225.7 million in outstanding debt1 and no revolving loans outstanding Total Debt / Adjusted EBITDA2 of 2.2x3 Net Debt / Adjusted EBITDA2 of 1.4x4 Dividend On February 19, 2020, the Company’s Board of Directors approved a quarterly cash dividend of $0.22 per share of Class A common stock, a 1-cent or almost 5% increase over the previous quarter’s dividend. The quarterly dividend is payable on March 18, 2020, to shareholders of record at the close of business on March 4, 2020. 1Net of unamortized debt discount and debt issuance costs 2Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP numbers and exclude all adjustments attributable to the non-controlling interest. See the Appendix for definitions and reconciliations of non-GAAP measures. 3Based on twelve months ended December 31, 2019, Adjusted EBITDA of $103.5M and total debt of $225.7M, net of unamortized debt discount and debt issuance costs 4Based on twelve months ended December 31, 2019, Adjusted EBITDA of $103.5M and net debt of $142.7M, net of unamortized debt discount, debt issuance costs and unrestricted cash balance at December 31, 2019

Motto Mortgage Continues to Expand Year-over-Year Revenue Growth of Almost 80%, Losses Narrowing as Motto Scales 1Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Basic and Diluted EPS are non-GAAP measures and exclude all adjustments attributable to the non-controlling interest. See the Appendix for definitions and reconciliations of non-GAAP measures.

RE/MAX Holdings, Inc. Agent Count

RE/MAX Holdings, Inc. Adjusted EBITDA Reconciliation to Net Income (Reflects RE/MAX Holdings with 100% ownership of RMCO, LLC)

RE/MAX Holdings, Inc. Adjusted Net Income & Adjusted Earnings per Share (Reflects RE/MAX Holdings with 100% ownership of RMCO, LLC)

RE/MAX Holdings, Inc. Free Cash Flow & Unencumbered Cash Generation

  The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.   The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited consolidated financial statements included earlier in this presentation), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, equity-based compensation expense, acquisition-related expense, Special Committee investigation and remediation expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, and other non-recurring items.   Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company’s results of operations. The Company’s management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.   Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company’s results as reported under U.S. GAAP. Some of these limitations are:   these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs; these measures do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on its debt;   these measures do not reflect the Company’s income tax expense or the cash requirements to pay its taxes;   these measures do not reflect the cash requirements to pay dividends to stockholders of the Company’s Class A common stock and tax and other cash distributions to its non-controlling unitholders;   these measures do not reflect the cash requirements pursuant to the tax receivable agreements;   although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;   although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and   other companies may calculate these measures differently so similarly named measures may not be comparable. The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition-related expense, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company’s Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.   Non-GAAP Financial Measures

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company’s operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, Special Committee investigation and remediation expense, acquisition-related expense and equity-based compensation expense). Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable. When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company’s performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:   facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity; facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company’s operating performance; and   eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company’s operating performance. Free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to free cash flow is removed. The Company believes free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential independent region and strategic acquisitions, dividend payments or other strategic uses of cash. Free cash flow after tax and non-dividend distributions to RIHI is calculated as free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company’s consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company’s ongoing tax and non-dividend distribution obligations to its non-controlling interest, free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value. Unencumbered cash generated is calculated as free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company’s excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations. Non-GAAP Financial Measures (continued)